UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Arena Resources, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-1596109
(State of Incorporation or Organization	(IRS Employer Identification No.)

4920 South Lewis Avenue, Suite 107, Tulsa, Oklahoma 74105

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [b]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

Securities Act registration statement file number to which this form relates: 333-113712.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Units, consisting of one share of common stock and one warrant to purchase one share of common stock	American Stock Exchange
Warrants to purchase common stock included in units	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  N/A

(Title of Class)

(Title of Class)

Information Required in Registration Statement

Item 1. Description of Registrant’s Securities to be Registered.

The description of the registrant’s Units consisting of one share of common stock, $0.001 par value per share and common stock purchase warrants entitling the holder to acquire one share of common stock, $0.001 par value per share to be registered hereunder, is incorporated by reference to the description of such securities contained in the prospectus included in the registrant’s Registration Statement on Form SB-2 (Commission File No. 333-113712) originally filed on March 18, 2004, as amended, including the Rule 424(b)(1) prospectus filed August 10, 2004 (“Registration Statement”), under the caption “Description of Securities”.

Item 2. Exhibits.

The following Exhibits have been filed as a part of the Registration Statement:

Exhibit Number		Document Description

1.1		Underwriting Agreement.
1.2		Form of Selected Dealers Agreement.
3.1		Articles of Incorporation of Arena Resources, Inc. [Incorporated by reference to Arena Resource, Inc.’s Form SB-1 filed September 20, 2000 (SEC File No. 333-46164)].
3.2		By-Laws of Arena Resources, Inc. [Incorporated by reference to Arena Resource, Inc.’s Form SB-1 filed September 20, 2000 (SEC File No. 333-46164)].
4.1		Form of Unit Certificate.
4.2		Form of Common Stock Certificate.
4.3		Form of Warrant Certificate.
4.4		Form of Warrant Agent Agreement.
4.5		Form of Lock-up Agreement.
4.6	(a)	Form of Representatives’ option for purchase of common stock (Neidiger, Tucker, Bruner, Inc.)
4.6	(b)	Form of Representatives’ option for purchase of common stock (Lane Capital Markets).
4.7	(a)	Form of Representatives’ option for purchaser of warrants (Neidiger, Tucker, Bruner, Inc.)
4.7	(b)	Form of Representatives’ option for purchase of common stock (Lane Capital Markets).
4.8		Form of Consulting Services Agreement.
5.1		Opinion of Johnson, Jones, Dornblaser, Coffman & Shorb, P.C.
10.1		Business Loan Agreement, dated as of December 31, 2003, between Arena Resources, Inc. and Bank of Oklahoma, N.A.
10.2		Arena Resources, Inc. Stock Option Plan.
10.3		Purchase and Sale Agreement dated April 22, 2004, relating to acquisition of East Hobbs Unit [Incorporated by reference to Arena Resource, Inc.’s Form 8-K filed May 18, 2004].

10.4	Loan Agreement between Arena Resources, Inc. and MidFirst Bank dated April 14, 2004 [Incorporated by reference to Arena Resource, Inc.’s Form 8-K filed May 18, 2004].
10.5	Loan Agreement Amendment between Arena Resources, Inc. and MidFirst Bank dated May 7, 2004 [Incorporated by reference to Arena Resources, Inc.’s Form 8-K filed May 18, 2004].
11	Statement re: computation of per share earnings – Set forth in Note 2 to the December 31, 2003 financial statements of the Registrant included as a part of the this registration statement.
21	Not applicable; the Registrant has no subsidiaries.
23.1	Consent of Hansen, Barnett & Maxwell, certified public accountants.
23.2	Consent of Johnson, Jones, Dornblaser, Coffman & Shorb, P.C. (contained in Exhibit 5).
23.3	Consent of Lee Keeling and Associates, Inc., Independent Petroleum.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Arena Resources, Inc.

         (Registrant)

August 9, 2004

By:  /s/  Lloyd T. Rochford

       Lloyd T. Rochford, President